                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 31, 2001
                                                         ---------------



                         Commission File Number 0-28389

                          CONNECTICUT BANCSHARES, INC.
--------------------------------------------------------------------------------


             (Exact name of registrant as specified in its charter)



Delaware                                                             06-1564613
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                             Identification  No.)


923 Main Street, Manchester, Connecticut                                  06040
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                 (860) 646-1700
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
      (Former name, former address and former fiscal year, if changes since last report)

              The Registrant hereby amends the items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 31, 2001 and filed on September 5, 2001 as set forth herein.


         Item 7.      Financial Statements, Pro Forma Information and Exhibits

                      (a)      Financial Statements of Businesses Acquired.

                               First Federal Savings and Loan Association of
                               East Hartford and Subsidiaries Audited Consolidated
                               Financial Statements as of December 31, 2000 and 1999 and
                               for the Years Ended December 31, 2000, 1999 and
                               1998.........................................................................     3

                               First Federal Savings and Loan Association of
                               East Hartford and Subsidiaries Unaudited Consolidated
                               Financial Statements as of June 30, 2001 and for the
                               Three Month and Six Month Periods Ended June 30,
                               2001 and 2000 ...............................................................    31

                      (b)      Pro Forma Financial Information.


                               Connecticut Bancshares, Inc. and Subsidiary Unaudited Pro Forma
                               Condensed Consolidated Statement of Operations for the Year
                               Ended December 31, 2000 .....................................................    41

                               Connecticut Bancshares, Inc. and Subsidiary Unaudited Pro Forma
                               Condensed Consolidated Statement of Operations for the Nine
                               Months Ended September 30, 2001 .............................................    42

                               Connecticut Bancshares, Inc. and Subsidiary Notes to Unaudited Pro
                               Forma Condensed Consolidated Statements of Operations .......................    43

                      (c)      Exhibits.

                               The following Exhibit is filed as part of this report:

                               Exhibit No.                 Description
                               -----------                 -----------
                                   23                      Consent of KPMG LLP

                  KPMG
                  One Financial Plaza
                  Hartford, CT 06103-4103

                          Independent Auditors' Report

The Board of Directors
First Federal Savings and Loan Association of East Hartford:

We have audited the accompanying consolidated balance sheets of First Federal Savings and Loan Association of East Hartford and subsidiaries ("First Federal") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of First Federal's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings and Loan Association of East Hartford and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
February 2, 2001

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                           Consolidated Balance Sheets

                           December 31, 2000 and 1999

                             (Dollars in thousands)

                             Assets                                                  2000          1999
                             ------                                                  ----          ----
Cash and amounts due from depository institutions (note 2)                      $    12,296        31,018
Other short-term investments                                                         25,804        22,525
Securities, at market value (notes 3 and 9)                                         218,007       142,242
Loans receivable, net (notes 4 and 9)                                               263,203       232,484
Mortgage-backed securities, at market value (notes 5 and 9)                         546,806       518,769
Accrued interest receivable (note 6)                                                  7,780         6,155
Real estate owned                                                                        12            38
Federal Home Loan Bank stock, at cost (note 9)                                       21,034        18,332
Cash surrender value of life insurance                                               19,587        18,371
Premises and equipment, net (note 7)                                                  4,729         4,594
Deferred income taxes (note 10)                                                         473         8,582
Prepaid expenses and other assets                                                     1,819         1,996
                                                                                -----------     ---------
                      Total assets                                              $ 1,121,550     1,005,106
                                                                                ===========     =========
                                  Liabilities and Stockholders' Equity
                                  ------------------------------------

Deposits (note 8)                                                               $   621,621       608,935
Borrowed funds (note 9)                                                             405,683       325,805
Advance payments by borrowers for taxes and insurance                                   114           185
Accrued expenses and other liabilities                                                6,102         4,821
                                                                                -----------     ---------
                      Total liabilities                                           1,033,520       939,746
                                                                                -----------     ---------

 Stockholders' equity (note 11):
       Serial preferred stock $.01 par value; 5,000,000 shares authorized;
              none issued and outstanding                                                 -             -
       Common stock, $.01 par value; 15,000,000 shares authorized;
               2,830,084 issued and outstanding (2,805,568 in 1999)                      28            28
       Additional paid-in capital                                                    29,105        28,557
       Retained earnings (substantially restricted)                                  55,553        50,343
       Accumulated other comprehensive income (loss) (notes 3, 5 and 14)              3,344       (13,568)
                                                                                -----------     ---------

                      Total stockholders' equity                                     88,030        65,360

 Commitments (notes 4, 7 and 9)

                     Total liabilities and stockholders' equity                 $ 1,121,550     1,005,106
                                                                                ===========     =========

          See accompanying notes to consolidated financial statements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                      Consolidated Statements of Operations

                  Years ended December 31, 2000, 1999 and 1998

                      (In thousands, except per share data)

Interest Income:                                                                2000             1999              1998
                                                                                ----             ----              ----
      Loans                                                                  $19,311           16,938            16,592
      Mortgage-backed securities                                              36,722           33,778            33,854
      Securities                                                              14,035           11,234            12,884
      Tax-exempt securities                                                    1,431              134                 -
      Short-term investments                                                   1,316            1,562             1,548
                                                                             -------           ------            ------
         Total interest income                                                72,815           63,646            64,878
                                                                             -------           ------            ------

Interest expense:
      Deposits (note 8)                                                       25,075           22,781            23,407
      Borrowed funds                                                          24,362           19,052            19,733
                                                                              ------           ------            ------
         Total interest expense                                               49,437           41,833            43,140
                                                                              ------           ------            ------

Net interest income                                                           23,378           21,813            21,738
Provision for loan losses (note 4)                                               210               87               595
                                                                             -------           ------            ------
         Net interest income after provision for loan losses                  23,168           21,726            21,143
                                                                             -------           ------            ------

Other income:
      Other fees and services charges                                          2,010            1,790             1,567
      Gain (loss) on investment securities, net (notes 3 and 5)                 (101)             873              (743)
      Increase in cash surrender value of life insurance                       1,216              371                 -
      Real estate owned operations, net                                          (42)               9                (4)
      Other                                                                      264              193               193
                                                                             -------           ------            ------
         Total other income                                                    3,347            3,236             1,013
                                                                             -------           ------            ------

General and administrative expenses:
      Compensation, taxes and benefits (note 12)                               9,524            8,018             7,368
      Office occupancy and equipment expenses                                  2,370            2,183             2,152
      Federal deposit insurance premiums                                         126              348               349
      Advertising                                                                930              873               846
      Other                                                                    3,656            3,193             2,744
                                                                             -------           ------            ------
         Total general and administrative expenses                            16,606           14,615            13,459
                                                                             -------           ------            ------

Income before income taxes                                                     9,909           10,347             8,697
Income taxes (note 10)                                                         2,446            3,202             3,538
                                                                             -------           ------            ------

         Net income                                                          $ 7,463            7,145             5,159
                                                                             =======           ======            ======

         Net income per share (note 13)
             Basic                                                           $  2.65             2.57              1.89
                                                                             =======           ======            ======
             Diluted                                                         $  2.61             2.54              1.83
                                                                             =======           ======            ======

           See accompanying notes to consolidated financial statements

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Equity

                  Years ended December 31, 2000, 1999 and 1998

                                 (In thousands)

                                                                                                        Accumulated
                                                                             Additional                    other
                                                                  Common       paid-in     Retained    comprehensive
                                                                   Stock       capital     earnings    income (loss)      Total
                                                                   -----       -------     --------    -------------    ---------
Balance at December 31, 1997                                      $   27       26,491        41,894           (1,424)      66,988

Comprehensive income (note 14)
      Net income for 1998                                              -            -         5,159                -        5,159
      Net unrealized gains on available-for-sale
             securities, net of reclassification adjustment            -            -             -            1,578        1,578
                                                                                                                        ---------
Total comprehensive income                                                                                                  6,737

Cash dividends - common, $0.68 per share (note 11)                     -            -        (1,857)               -       (1,857)
Stock issued upon exercise of stock options                            -          941             -                -          941
Stock issued through dividend reinvestment plan                        -          191             -                -          191
                                                                  ------      -------      --------    -------------    ---------
Balance at December 31, 1998                                          27       27,623        45,196              154       73,000

Comprehensive income (note 14)
      Net income for 1999                                              -            -         7,145                -        7,145
      Net unrealized gains on available-for-sale
             securities, net of reclassification adjustment            -            -             -          (13,722)     (13,722)
                                                                                                                        ---------
Total comprehensive loss                                                                                                   (6,577)

Cash dividends - common, $0.72 per share (note 11)                     -            -        (1,998)               -       (1,998)
Stock issued upon exercise of stock options                            1          740             -                -          741
Stock issued through dividend reinvestment plan                        -          194             -                -          194
                                                                  ------      -------      --------    -------------    ---------
Balance at December 31, 1999                                          28       28,557        50,343          (13,568)      65,360

Comprehensive income (note 14)
      Net income for 2000                                              -            -         7,463                -        7,463
      Net unrealized gains on available-for-sale
             securities, net of reclassification adjustment            -            -             -           16,912       16,912
                                                                                                                        ---------
Total comprehensive income                                                                                                 24,375

Cash dividends - common, $0.80 per share (note 11)                     -            -        (2,253)               -       (2,253)
Stock issued upon exercise of stock options                            -          349             -                -          349
Stock issued through dividend reinvestment plan                        -          199             -                -          199
                                                                  ------      -------      --------    -------------    ---------
Balance at December 31, 2000                                      $   28       29,105        55,553            3,344       88,030
                                                                  ======      =======      ========    =============    =========

           See accompanying notes to consolidated financial statements

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2000, 1999 and 1998

                                 (In thousands)

                                                                                       2000          1999        1998
                                                                                       ----          ----        ----
Operating activities:
      Net income                                                                    $   7,463        7,145        5,159
      Adjustments to reconcile to net cash:
         Depreciation and amortization                                                    478          460          437
         Provision for loan losses                                                        210           87          595
         (Gain) loss on investment securities, net                                        101         (873)         743
         Loss (gain) on real estate owned                                                  41           (8)          (4)
         Increase in cash surrender value of life insurance                            (1,216)        (371)          --
         (Increase) decrease in interest receivable                                    (1,625)        (489)         673
         Decrease in prepaid and other assets                                             177           30          122
         (Increase) decrease in deferred income taxes, net                               (499)         161          534
         Increase (decrease) in accrued and other liabilities                           1,281          635         (164)
         (Accretion) amortization of discounts and premiums, net                       (2,300)         445          646
                                                                                    ---------    ---------    ---------
                   Net cash provided by operating activities                            4,111        7,222        8,741
                                                                                    ---------    ---------    ---------

Investing activities:
      Securities:
         Proceeds from sales of available-for-sale                                     61,094       48,814       53,436
         Maturities and calls of held-to-maturity                                          --       90,279      119,413
         Maturities of available-for-sale                                              30,164      151,438       56,646
         Purchase of held-to-maturity                                                      --      (69,618)     (38,731)
         Purchase of available-for-sale                                              (126,088)     (73,829)     (86,541)
      Mortgage-backed securities:
         Proceeds from sales of available-for-sale                                        332        5,721           --
         Purchase of held-to-maturity                                                      --      (10,083)     (53,305)
         Purchase of available-for-sale                                               (82,441)    (246,942)    (186,596)
         Principal repayments of held-to-maturity                                          --       52,052       96,577
         Principal repayments of available-for-sale                                    40,889       64,696       69,498
      Loans:
         Principal repayments                                                          45,814       53,353       60,911
         Originations                                                                 (76,975)     (80,899)     (75,220)
      Purchase of FHLB stock                                                           (2,702)          --           --
      Purchase of life insurance                                                           --      (18,000)          --
      Purchase of premises and equipment                                                 (613)        (441)        (338)
      Proceeds from real estate owned sales                                               195          399          351
      Other, net                                                                          (82)         (66)         (29)
                                                                                    ---------    ---------    ---------
              Net cash (used) provided by investing activities                       (110,413)     (33,126)      16,072
                                                                                    ---------    ---------    ---------

Financing activities:
      Net increase in deposits                                                         12,686       12,893       20,186
      Net increase (decrease) in borrowed funds                                        79,878       10,230      (19,744)
      Dividends paid to stockholders                                                   (2,253)      (1,998)      (1,857)
      Proceeds of stock options exercised and dividend reinvestment
         Plan                                                                             548          935        1,132
                                                                                    ---------    ---------    ---------
             Net cash provided (used) by financing activities                          90,859       22,060         (283)
                                                                                    ---------    ---------    ---------

(Decrease) increase in cash and cash equivalents                                      (15,443)      (3,844)      24,530

Cash and cash equivalents, beginning of year                                           53,543       57,387       32,857
                                                                                    ---------    ---------    ---------

Cash and cash equivalents, end of year                                              $  38,100       53,543       57,387
                                                                                    =========    =========    =========

           See accompanying notes to consolidated financial statements

                    FIRST FEDERAL SAVINGS AND LOAN ASSOCATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1)    Summary of Significant Accounting Policies

         (a)   Basis of Presentation and Consolidation
               ---------------------------------------

               The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts of First Federal Savings and Loan Association of East Hartford and its wholly-owned subsidiaries, First Eastern Corporation and FFS Capital Corporation ("First Federal"). Certain 1998 and 1999 amounts have been reclassified to conform to the 2000 presentation. All significant intercompany balances and transactions have been eliminated for purposes of the consolidated financial statements.

               On February 7, 2001, First Federal and Connecticut Bancshares, Inc., the holding company for Savings Bank of Manchester ("SBM"), entered into an Agreement and Plan of Reorganization (the "Agreement") which provides for, among other things, the acquisition of First Federal by Connecticut Bancshares. Under the terms of the Agreement, First Federal shareholders will receive $37.50 per share in cash. First Federal is expected to merge with and into SBM upon completion of the transaction. The transaction, which is expected to be completed during the third quarter of 2001, is subject to approval by First Federal shareholders and regulatory authorities.

               The transaction may be terminated by one or both of the parties' Boards of Directors if, among other things: (i) First Federal shareholders do not approve the transaction; (ii) all regulatory approvals are not obtained; (iii) the closing does not take place by October, 31,2001; (iv) there has been a material breach of any covenant contained in the Agreement; or (v) First Federal's Board of Directors receives and approves a superior proposal. The Agreement includes a provision for a break-up fee paid by First Federal to Connecticut Bancshares, Inc. upon the occurrence of certain events should the transaction not close as presently anticipated.

               First Federal is a stock chartered federal savings and loan institution based in East Hartford, Connecticut. Its deposits are insured up to the applicable limits by the SAIF of the FDIC. First Federal is subject to extensive regulation by the OTS, its primary federal regulator, and by the FDIC, its deposit insurer. First Federal provides numerous services to individuals and small businesses including checking and NOW accounts, savings and time deposits, mortgage loans, consumer and other installment loans, home equity lines and loans, credit arrangements, and secured and unsecured personal and business loans. The primary market area is the seven-town area comprised of Coventry, East Hartford, Ellington, Glastonbury, Manchester, South Windsor and Vernon.

         (b)   Risks and Uncertainties
               -----------------------

               In the normal course of its business, First Federal encounters several significant sources of risk. First Federal is subject to interest rate risk to the degree that its interest-earning assets mature or reprice at different speeds, or on different bases, from its interest-bearing liabilities. Credit risk results from the risk of default on the loan portfolio by borrowers' inability or unwillingness to make contractually required payments. Market risk results from changes in the value of loan collateral and from changes in the market price of securities and mortgage-backed securities. First Federal's loans receivable are concentrated in the Greater Hartford area. The ability of borrowers to repay amounts owed is dependent on several factors, including the economic conditions in borrower's geographic region and the borrower's financial condition.

                    FIRST FEDERAL SAVINGS AND LOAN ASSOCATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near term are the determination of the allowance for loan losses and the valuation of real estate owned.

         (c)   Loan Interest Income and Fees
               -----------------------------

               Interest on loans is credited to income as earned based on the rate applied to principal amounts outstanding. Past due interest on impaired and unimpaired loans is not accrued if collection in the near term appears uncertain. Such interest is accounted for in a reserve for uncollected interest account by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status. A loan is considered impaired when, in management's judgment and based upon current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured and reported based on the present value of expected future cash flows or the fair value of the collateral if the loan is collateral dependent. If the measure is less than an impaired loan's recorded investment, an impairment loss is recognized as part of the allowance for loan losses. Large groups of smaller-balance homogeneous loans are evaluated collectively.

               Loan origination fees received and certain direct loan origination costs are deferred and the net amount amortized as an adjustment to the related loan's yield using the interest method over the life of the related loan.

         (d)   Allowance for Loan Losses
               -------------------------

               An allowance for loan losses is maintained at a level to provide for losses that are probable and estimable under guidelines established by SFAS No. 5 based on management's best judgment, appraisals for properties where necessary, continuing review of the loan portfolio, loss experience, economic conditions and other pertinent factors. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary, as a result of the impact of changes in economic conditions. The allowance is increased by provisions for loan losses charged against income. Charge-offs to the allowance are made when the loan is considered uncollectible or is transferred to real estate owned. Recoveries are credited to the allowance.

               In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and carrying value of real estate owned. Such agencies may require First Federal to increase the allowance for loan loss and decrease the carrying value of real estate owned based on the regulator's judgments about information available to them at the time of their examination.

                    FIRST FEDERAL SAVINGS AND LOAN ASSOCATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         (e)   Securities and Mortgage-Backed Securities
               -----------------------------------------

               The held-to-maturity classification is for securities and mortgage-backed securities that First Federal has both the positive intent and ability to hold to maturity and are carried at cost adjusted for premium and discounts. Amortization of premiums and accretion of discounts are recognized in interest income using the level-yield method over the period to maturity. First Federal will not classify securities as held-to-maturity in the foreseeable future.

               The available-for-sale classification is for securities and mortgage-backed securities desired to be held for an indefinite period of time but not to maturity. The carrying value is adjusted to fair value with an offset adjustment reflected as a separate component of stockholders' equity (net of income tax effects). Unrealized losses on securities that are determined to be other than temporary are charged to operations. Amortization of premiums and accretion of discounts are recognized in interest income using the level-yield method over the period to maturity. The specific identification method is used to determine gains or losses from securities sales.

               Securities and mortgage-backed securities classified as trading securities are carried at market value as they are purchased for the purpose of benefiting from short-term price movements. Unrealized gains and losses on trading securities are included in income.

         (f)   Depreciation and Amortization
               -----------------------------

               Depreciation and amortization of premises and equipment are accumulated on a straight-line basis over the estimated useful lives of the related assets or, with respect to leasehold improvements, over the terms of the respective leases.

         (g)   Real Estate Owned
               -----------------

               Real estate owned includes properties acquired by loan foreclosure or by accepting a deed in lieu of foreclosure. Properties acquired are transferred to real estate owned at the lower of the unpaid balance of the loan at the transfer date, or fair value less estimated selling costs. Adjustments made to the value at transfer date are charged to the allowance for loan losses. After transfer, any additional write-downs are charged to real estate owned operations. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property are charged to real estate owned operations. Gains and losses on sales are recorded in real estate owned operations when realized.

         (h)   Cash Flow Presentation,
               -----------------------

               For purposes of the statements of cash flows, cash and cash equivalents include cash and amounts due from depository institutions, investments in federal funds, and Other short-term investments consisting of overnight funds.

               Interest disbursed on deposits consists of interest posted to demand deposit and certificates of deposit accounts and monthly interest checks disbursed on certificates of deposit, net of funds received from interest rate caps, and approximated $25.1 million, $22.8 million and $23.4 million during 2000, 1999 and 1998, respectively. Interest disbursed on borrowed funds approximated $23.8 million, $18.9 million and $19.9 million during 2000, 1999 and 1998, respectively. Cash

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               payments for income taxes approximated $3.3 million, $3.1 million and $2.9 million during 2000, 1999 and 1998, respectively.

               Noncash investing and financing activities consisted of $199,000, $190,000 and $424,000 of loans transferred to real estate owned during 2000, 1999 and 1998, respectively. In addition, as of June 30, 1999, First Federal transferred securities with a book value of $55.7 million and a market value of $55.0 million and mortgage-backed securities with a book value of $237.7 million and a market value of $240.0 million from held-to-maturity classification to available-for-sale classification.

         (I)   Income Taxes
               ------------

               In accordance with the provisions of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

         (j)   Retirement Plans
               ----------------

               The current costs of employee benefit plans are charged to income and funded as accrued. The provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" were adopted on December 31, 1998. SFAS No. 132 revised the required disclosure about pension and other postretirement benefit plans; it did not change the measurement or recognition of these plans. Prior period disclosures have been revised to confirm with SFAS No. 132.

         (k)   Stock Options Plans
               -------------------

               First Federal applies APB Opinion No. 25 and related interpretations, whereby, no compensation cost is recognized for the issuance of stock options.


(2)   Cash and Amounts Due from Depository Institutions

      First Federal is required to maintain reserves against its respective transaction accounts and nonpersonal time deposits. At December 31, 2000 and 1999, cash or liquid assets of $275,000 and $400,000, respectively, were required to be maintained to meet these requirements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(3)   Securities

      Securities consist of U.S. Government and agency securities, municipal securities, high-grade corporate notes and bonds, callable preferred stock of FHLMC and FNMA, and mutual funds. The entire securities portfolio was classified as available-for-sale at both December 30, 2000 and 1999. A summary of investment securities as of December 31 follows (in thousands):

                                                              Amortized          Gross unrealized         Market
                                                                Cost           Gains        Losses         value
                                                                ----           -----        ------         -----
      December 31, 2000:
      U.S. Government and agency obligations:
         Due after one year through five years                 $  19,240          430            -          19,670
         After five through ten years                             73,359          890         (266)         73,983
         After ten years                                          22,476          631          (55)         23,052
                                                               ---------       ------      -------       ---------
             Total U.S. Government and agency
                       obligations                               115,075          951         (321)        116,705
                                                               ---------       ------      -------       ---------
      Bank qualified municipal securities:
         Due after ten years                                      28,899        1,543            -          30,442
                                                               ---------       ------      -------       ---------
      Corporate. bonds and notes:
         Due within one year                                      33,533            -          (29)         33,504
         After one year through five years                        18,477          263           (3)         18,737
         After five through ten years                              4,560          296            -           4,856
         After ten years                                           1,502            -            -           1,502
                                                               ---------       ------      -------       ---------
             Total corporate bonds and notes                      58,072          559          (32)         58,599
                                                               ---------       ------      -------       ---------
      Equity securities                                           12,258           25          (22)         12,261
                                                               ---------       ------      -------       ---------

                            Total securities                   $ 214,304        4,078         (375)        218,007
                                                               =========       ======      =======       =========

      December 31, 1999:
      U.S. Government and agency obligations:
         Due within one year                                   $  10,000            -         (119)          9,881
         After one through five years                             75,849            -       (2,697)         73,152
         After five through ten years                             20,044            3         (948)         19,099
                                                               ----------      ------      -------       ---------
             Total U.S. Government and agency
                           obligations                           105,893            3       (3,764)        102,132
                                                               ---------       ------      -------       ---------
      Bank qualified municipal securities:
         Due after ten years                                      16,761           34         (120)         16,675
                                                               ---------       ------      -------       ---------
      Corporate bonds and notes:
         Due after one year through five years                       465            -            -             465
         After five through ten years                              2,728            -          (29)          2,699
                                                               ---------       ------      -------       ---------
                    Total corporate bonds and notes                3,193            -          (29)          3,164
                                                               ---------       ------      -------       ---------
      Equity securities                                           20,475          133         (337)         20,271
                                                               ---------       ------      -------       ---------

                            Total securities                   $ 146,322          170       (4,250)        142,242
                                                               =========       ======      =======       =========

      At December 31, 2000, the available-for-sale securities portfolio had a net unrealized gain of $3.7 million included in the carrying value of the portfolio and the after tax effect of $2.4 million included in accumulated other comprehensive income (loss) in the stockholders' equity section. At December 31, 1999, the available-for-sale securities portfolio had a net unrealized loss of $4.1 million included in the carrying value of the portfolio and the after tax effect of $2.8 million included in accumulated other comprehensive (loss) income in the stockholders' equity section.

      As of June 30, 1999, held-to-maturity securities with an amortized cost of $55.7 million and a market value of $55.0 million were transferred to available-for-sale, as First Federal no longer had the intent to

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     hold these securities to maturity. Consequently, for the foreseeable future, First Federal will no longer use the held-to-maturity classification.

     At December 31, 2000, U.S. Government agency obligations with carrying values approximating $2.4 million were pledged as collateral for certain retirement deposit liability accounts with balances in excess of $100,000.

     At December 31, 2000, U.S. Government and agency obligations with a market value of $19.6 million, municipal securities with a market value of $29.4 million and corporate notes with a market value of $2.9 million are callable at the discretion of the issuer prior to their maturity date. Also, at December 31, 2000, U.S. Government and agency obligations with a market value of $12.5 million and corporate notes with a market value of $1.5 million are puttable at par at the discretion of First Federal prior to their maturity date.

     No held-to-maturity securities were sold during 2000, 1999 or 1998. Information on sales of available- for-sale securities follows (in thousands):

                                                         Gross realized
                                          Sales           --------------
                                         proceeds        gains      losses
                                         --------        -----      ------
                      2000              $  61,094          389         (398)
                      1999                 48,814           61       (1,417)
                      1998                 53,436          729            -

(4)   Loans Receivable

      A summary of loans by major categories as of December 31 follows (in thousands):

                                                                                2000                         1999
                                                                                ----                         ----
      Mortgage loans on real estate
         Conventional, V.A. and F.H.A. first mortgage loans:
              Fixed rate- residential                                       $ 159,366                      142,938
              Fixed rate - commercial                                           2,659                        2,693
              Variable rate- residential                                       28,071                       25,749
              Variable rate - commercial                                       18,730                       13,342
         Second mortgage equity loans                                          14,212                       12,418
         Construction loans                                                    17,960                        6,966
                                                                          -----------                    ---------
                                                                              240,998                      204,106
      Consumer loans                                                           30,960                       30,332
      Business loans                                                            3,373                        3,343
                                                                          -----------                    ---------
                           Total loans                                        275,331                      237,781

      Less:
          Undisbursed portion of construction loans                            (9,136)                      (2,680)
          Net deferred loan origination fees                                     (806)                        (530)
          Allowance for loan losses                                            (2,186)                      (2,087)
                                                                          -----------                    ---------

                            Net loans                                     $   263,203                      232,484
                                                                          ===========                    =========


          Loan commitments outstanding at December 31, 2000 and 1999, approximated $15.5 million and $4.8 million, respectively, including the undisbursed portion of construction loans. The 2000 loan commitments included fixed rate commitments for $7.4 million at rates between 6.5% and 8.25% and variable rate commitments for $8.1 million at initial rates between 5.25% and 11%. Also, there were

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

          commitments outstanding of approximately $9.7 million for unused equity lines of credit and $6.2 million for unused credit card lines. Generally, loans under such equity lines bear interest at the prime rate plus 1 to 1-1/2% and credit card lines bear interest at approximately 14%.

          Included in consumer loans at December 31, 2000 are $1.5 million of credit card balances that are held for sale. The carrying value of the credit card portfolio approximates market value. The sale is expected to close in the first quarter of 2001.

         At December 31, 2000, 1999 and 1998, First Federal serviced, for the benefit of others, mortgage loans aggregating approximately $7.0 million, $10.3 million and $13.5 million, respectively.

         Nonperforming loans were $700,000 at December 31, 2000 ($640,000 in nonaccrual loans and $60,000 of accruing loans 90 or more days delinquent) as compared to $1.0 million of nonperforming loans at December 31, 1999 ($948,000 in nonaccrual loans and $49,000 of accruing loans 90 or more days delinquent). During 2000, 1999 and 1998, the amount of interest actually earned on the nonaccrual loans and included in income was approximately $25,000, $39,000 and $28,000, respectively, while the amount of interest income that would have been earned had such loans been accruing the entire year under their original terms was approximately $52,000, $74,000 and $100,000, respectively.

         At December 31, 2000, $542,000 of loans are considered impaired under SFAS No. 114 criteria, as compared to $472,000 as of December 31, 1999. Such loans have an impairment allowance of approximately $6,000 and $3,000, which is included in the total allowance for loan losses of $2.2 million and $2.1 million at December 31, 2000 and 1999, respectively. Included in the impaired loan balance at December 31, 2000 are $536,000 of restructured loans that are performing in accordance with the restructured terms. The average outstanding balance of impaired loans totaled $489,000, $807,000 and $1.2 million during 2000, 1999 and 1998, respectively. During 2000, 1999 and 1998, the amount of interest actually earned on the impaired loans and included in income was approximately $42,000 (none of which was included in the nonperforming loans income above), $40,000 and $43,000, while the amount of interest income that would have been earned had such loans been accruing the entire year under their original terms was approximately $42,000 (none of which was included in nonperforming loans income above), $40,000 and $76,000, respectively.

         Changes in the allowance for loan losses during the years ended December 31 follow (in thousands):

                                                      2000     1999        1998
                                                      ----     ----        ----

         Balance at beginning of year              $ 2,087     2,480      2,592
         Provision for losses                          210        87        595
         Recoveries                                     70        51         35
         Charge-offs                                  (181)     (531)      (742)
                                                   -------     -----     ------

         Balance at end of year                    $ 2,186     2,087      2,480
                                                   =======     =====     ======

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(5)   Mortgage-Backed Securities

      Mortgage-backed securities consist of mortgage pass-through securities that are issued or guaranteed by FNMA or FHLMC and collateralized mortgage obligation securities that represent interests in trusts that are backed by either mortgage pass-through securities issued by FNMA or FHLMC or by whole loans. The entire mortgage-backed securities portfolio was classified as available-for-sale at both December 30, 2000 and 1999. A summary of such mortgage-backed securities as of December 31 follows (in thousands):

                                                                        Amortized         Gross unrealized            Market
                                                                          cost           Gains        Losses           value
                                                                          ----           -----        ------           -----
                    December 31, 2000:
                       Mortgage pass-through securities                 $  82,628          335         (302)         82,661
                       Collateralized mortgage obligations                462,813        4,818       (3,486)        464,145
                                                                        ---------        -----     --------         -------

                             Total mortgage-backed securities           $ 545,441        5,153       (3,788)        546,806
                                                                        =========        =====     ========         =======
                    December 31, 1999:
                       Mortgage pass-through securities                 $  95,872           96       (2,842)         93,126
                       Collateralized mortgage obligations                439,269          153      (13,779)        425,643
                                                                        ---------        -----     --------         -------

                                  Total mortgage-backed securties       $ 535,141          249      (16,621)        518,769
                                                                        =========        =====     ========         =======

         At December 31, 2000, the available-for-sale mortgage-backed securities portfolio had a net unrealized gain of $1.4 million included in the carrying value of the portfolio and the after tax effect of $901,000 included in accumulated other comprehensive income (loss) in stockholders' equity. At December 31, 1999, the available-for-sale mortgage-backed securities portfolio had a net unrealized loss of $16.4 million included in the carrying value of the portfolio and the after tax effect of $10.8 million included in accumulated other comprehensive (loss) income in stockholders' equity.

         As of June 30, 1999, held-to-maturity mortgage-backed securities with an amortized cost of $237.7 million and a market value of $240.0 million were transferred to available-for-sale, as First Federal no longer had the intent to hold these securities to maturity. Consequently, for the foreseeable future, First Federal will no longer use the held-to-maturity classification.

         No held-to-maturity securities were sold during 2000, 1999 or 1998. Information on sales of available-for-sale mortgage-backed securities follows (in thousands):

                                   Sales                 Gross realized
                                  proceeds           gains             losses
                                  ---------          ------            ------
                       2000        $ 30,164            70              (162)
                       1999         151,438         3,052              (823)
                       1998          56,646            90            (1,562)

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(6)    Accrued Interest Receivable

      A summary of accrued interest receivable as of December 31 follows (in thousands):

                                                            2000         1999
                                                            ----         ----

              Loans                                      $ 1,412         1,121
              Securities                                   3,263         1,953
              Mortgage-backed securities                   3,105         3,081
                                                           -----         -----

               Total accrued interest receivable         $ 7,780         6,155
                                                           =====         =====

(7)    Premises and Equipment

      A summary of premises and equipment, at cost less accumulated depreciation and amortization, as of December 31 follows (in thousands):


                                                              2000         1999
                                                              ----         ----

              Land                                          $   977         977
              Buildings                                       4,413       4,284
              Furniture, fixtures and equipment               4,943       4,686
              Leasehold improvements                            609         432
              Improvements in progress                           78         129
                                                            ---------   --------
                     Total premises and equipment            11,020      10,508
              Accumulated depreciation and amortization      (6,291)     (5,914)
                                                            -------     -------

                      Total premises and equipment, net     $ 4,729       4,594
                                                            =======     =======

         First Federal was also obligated under several noncancelable leases on branch office facilities. These leases have renewal options and escalation clauses which provide for increased rental expense based upon increases in property taxes over a particular base year. Rental expense under these leases approximated $289,000 in 2000, $227,000 in 1999 and $235,000 in 1998. The estimated minimum rentals using the lease terms are $318,000 for 2001, $301,000 for 2002, $230,000 for
         2003, $157,000 for 2004, $127,000 for 2005 and $331,000 thereafter.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8)   Deposits

      Deposit balances as of December 31 are summarized as follows (dollars in thousands):

                                                          2000                                  1999
                                         -------------------------------------  ---------------------------------
                                             Average                              Average
                                              rate        Amount      %             rate        Amount         %
                                              ----        ------      -             ----        ------
         Balance by interest rate:
           Demand Deposits:
              Non-interest bearing               -%      27,102       4%               -%       19,599         3%
              Interest-bearing checking       1.52       76,988      13             1.52        71,955        12
              Passbook                        2.00      108,025      17             2.00       108,504        18
              Money market                    3.89       50,199       8             3.85        45,235         7
                                                      ---------     ---                      ---------       ---

                                              2.01      262,314      42             2.04       245,293        40
                                                      ---------     ---                      ---------       ---

         Certificate accounts with
           Original maturities of:
              Up to one year                  5.70      127,214      21             4.48       137,483        23
              Over one to two years           5.91      181,173      29             5.40       162,156        27
              Over two to three years         5.79       18,963       3             5.71        23,404         4
              Over three to four years        5.94        1,869       -             5.90         2,928         -
              Over four to five years         6.01       16,878       3             6.29        22,707         4
              Over five years                 6.02       13,210       2             6.20        14,964         2
                                                      ---------     ---                      ---------       ---

                                              5.84      359,307      58             5.16       363,642        60
                                                      ---------     ---                      ---------       ---

              Total deposits                  4.23%    $621,621     100%            3.90%     $608,935       100%
                                                      =========     ===                      =========       ===

         Outstanding certificates of deposit accounts with balances of $100,000 or more approximated $35.4 million, $34.7 million and $34.6 million at December 31, 2000, 1999, and 1998, respectively.

         Maturities of certificate accounts as of December 31 are summarized as follows (dollars in thousands):

                                                          2000                                 1999
                                         -------------------------------------  -------------------------------------
                                             Average                             Average
                                              rate        Amount      %            rate        Amount          %
                                              ----        ------      -            ----        ------          -
     Certificate accounts maturing:
           Within 12 months                   5.70%   $ 258,871      72%            4.97%    $ 222,351        61%
           13 months to 24 months             6.27       79,720      22             5.38       115,156        32
           Over 24 months                     5.95       20,716       6             5.82        26,135         7
                                                      ---------     ---                      ---------       ---

              Total                           5.84%   $ 359,307     100%            5.16%    $ 363,642       100%
                                                      =========     ===                      =========       ===


    Interest on deposits is summarized as follows (in thousands):

                                                      2000       1999       1998
                                                      ----       ----       ----

      Interest-bearing checking                    $ 1,097      1,069      1,000
      Passbook                                       2,181      2,259      2,223
      Money market                                   1,953      1,176        752
      Certificate accounts - under $100,000         17,874     16,463     17,770
      Certificate accounts - over $100,000           1,970      1,814      1,662
                                                   -------     ------     ------

         Total interest expense                    $25,075     22,781     23,407
                                                   =======     ======     ======

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(9)   Borrowed Funds

      Borrowed funds consist of the following as of December 31 (dollars in thousands):

                                                                    2000                           1999
                                                        -----------------------------  -----------------------------
                                                                         Interest                       Interest
                                                           Balance         Rate           Balance         Rate
                                                           -------         ----           -------         ----
      Fixed rate FHLB advances:
         Due 2000                                                 -             -          $129,000         5.83%
         Due 2001                                          $ 50,000          6.78%                -            -
         Due 2002                                            20,000          6.76                 -            -
         Due 2003                                            75,000          6.24            60,000         5.98
         Due 2004                                            60,000          6.61                 -            -
         Due 2005                                             9,000          6.45                 -            -
         Due 2006                                            20,000          6.53            20,000         6.53
         Due 2007                                            23,519          6.79            23,519         6.79
         Due 2008                                            43,056          5.39            43,056         5.39
         Due 2009                                            15,108          6.97            15,230         6.97
         Due 2010                                            55,000          6.30                 -            -
         Due 2012                                            20,000          6.58            20,000         6.58
         Due 2013                                            15,000          5.39            15,000         5.39
                                                        -----------                    ------------
      Total borrowed funds                                 $405,683          6.37%         $325,805         5.99%
                                                        =========================      =========================

      Included in the fixed rate advances listed above are $115 million of advances that are callable prior to maturity at the discretion of the FHLB of Boston. These advances are first callable in 2001 ($40 with five days million), 2003 ($20 million), 2004 ($20 million), 2007 ($20 million) and 2008 ($15 million) generally notice from the FHLB.

      As a member of the FHLB of Boston, First Federal has access to a pre-approved overnight line of credit for up to $5 million and the capacity to borrow an amount up to the value of its qualified collateral, as defined by the FHLB. Such qualified collateral principally consists of U.S. Government and agency obligations, mortgage-backed securities and FHLB stock. At December 31, 2000, available qualified collateral approximated $663 million, which could support approximately $604 million of FHLB advances, including the $406 million outstanding.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(10)  Income Taxes

      Charges for income taxes in the consolidated statements of operations are composed of the following (in thousands):

                                                                                    2000         1999         1998
                                                                                    ----         ----         ----
                      Current:
                            Federal                                              $ 2,945        3,040        2,547
                            State                                                      -            -          457
                                                                                 -------        -----        -----
                                                                                   2,945        3,040        3,004
                                                                                 -------        -----        -----
                      Deferred
                            Federal                                                 (499)         162         (208)
                            State                                                      -            -          742
                                                                                 -------        -----        -----
                                                                                    (499)         162          534
                                                                                 -------        -----        ------
                      Total:
                            Federal                                                2,446        3,202        2,339
                            State                                                      -            -        1,199
                                                                                 -------        -----        -----
                                                                                 $ 2,446        3,202        3,538
                                                                                 =======        =====        =====

      A reconciliation of the federal statutory rate and the effective tax rate follows:

                                                                                  Percentage of pretax earnings
                                                                                  -----------------------------
                                                                                   2000      1999         1998
                                                                                   ----      ----         ----
                      Statutory federal income tax rate                            34.0%        34.0         34.0
                      Increase (decrease) resulting from:
                            Connecticut corporation business tax,
                                net of federal income tax benefit                     -            -          4.5
                            Valuation allowance on state deferred
                                tax assets                                            -            -          4.5
                            Dividend received deduction                            (1.7)        (2.0)        (2.4)
                            Tax-exempt income                                      (8.1)        (1.6)           -
                            Valuation allowance due to capital loss
                                carryforward                                        0.4          0.5            -
                            Other                                                   0.1            -          0.1
                                                                                   ----         ----         ----

                                                                                   24.7%        30.9         40.7
                                                                                   ====         ====         ====

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

       The tax effects of temporary differences that comprise the deferred tax assets and deferred tax liabilities follows (in thousands):

                                                                              2000              1999
                                                                              ----              ----
       Deferred tax assets:
             Compensation expense                                         $    735               275
             Core deposit intangibles amortization                             239               285
             Accumulated postretirement benefit obligation                     710               696
             Allowance for loan losses for financial statement purposes        786               792
             Net deferred loan organization fees                               284               184
             Unrealized loss on available-for-sale securities                    -             7,966
             Net operating and capital loss carryforwards                      974               465
             Available state tax credits                                        89                89
                                                                          --------           -------

                    Total gross deferred tax assets                          3,817            10,752
             Valuation allowance                                            (1,252)           (1,766)
                                                                          --------           -------

                    Deferred tax assets after valuation allowance            2,565             8,986
                                                                          --------           -------

       Deferred tax liabilities:
             Depreciation expense                                             (159)             (131)
             Allowance for loan losses for tax return purposes                (190)             (253)
             Unrealized gain on available-for-sale securities               (1,723)                -
             Other                                                             (20)              (20)
                                                                          --------           -------

                    Total gross deferred tax liabilities                    (2,092)             (404)
                                                                          --------           -------

                         Net deferred tax asset                           $    473             8,582
                                                                          ========           =======


       Based on First Federal's historical pre-tax earnings and taxes paid, management believes that it is more likely than not that First Federal will realize the federal benefit of the deferred tax assets and that the existing net deductible temporary differences will reverse during periods in which First Federal generates net taxable income for federal purposes. However, based upon the operation of the passive investment company, management believes it will not realize the state benefit of the deferred tax assets and has established a valuation allowance against those assets. Of the $1.2 million valuation allowance, $952,000 represents an allowance against net operating and capital loss carryforwards and $278,000 reserved for other state tax benefits and credits. There can be no assurance, however, that First Federal will generate any earnings or any specific level of continuing earnings.

       State net operating loss carryforwards arising during 2000 and 1999 are approximately $8.8 million and $8.0 million, and expire in 2020 and 2004, respectively.

       First Federal has not provided deferred income taxes for the tax return reserve for bad debts that arose in tax years beginning before December 31, 1987 because it is not expected that this difference will reverse in the foreseeable future. The cumulative net amount of temporary difference related to the reserve for bad debts for which deferred taxes have not been provided was approximately $7.0 million at December 31, 2000. If First Federal does not meet the Internal Revenue Code requirements as amended by the Small Business Job Protection Act of 1996, First Federal, under certain circumstances, could incur a tax liability for the previously deducted tax return loan losses in the year in which such requirements are not met. The potential liability for which no deferred income taxes have been provided was approximately $2.9 million as of December 31, 2000.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(11) Stockholders' Equity

     At the time of conversion to a federal stock savings and loan association, First Federal established a liquidation account for the benefit of eligible depositors who continued to maintain their deposit accounts after conversion. In the event of a complete liquidation (and only in such an event), each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposit accounts then held, before any liquidation distribution may be made with respect to the stockholders. Except for the repurchase of shares and payment of dividends, the existence of the liquidation account will not restrict use or application of net worth.

     The payment of dividends on common stock of federally chartered savings institutions, like First Federal, is limited by federal regulation. Such regulations do not permit cash dividend payments if, among other restrictions, a savings institution's capital would thereby be reduced below the amount required for the liquidation account or the capital requirements prescribed for insured institutions.

     In July 1994, First Federal filed for registration of 500,000 shares of authorized First Federal common stock for its Dividend Reinvestment and Stock Purchase Plan ("the Plan") and amended the Plan to allow for a cash payment option (maximum of $5,000 per quarter) enabling participants to purchase common stock of First Federal directly through the Plan. The filing was declared effective on August 15, 1994. With this declaration, the Plan may sell up to 500,000 shares of unissued First Federal common stock directly to participants in exchange for such optional cash payment or the reinvestment of cash dividends paid by First Federal on participants' outstanding common stock. As of December 31, 2000, there are 447,993 unissued shares remaining in the Plan.

     A federally chartered savings and loan association, such as First Federal, is required to maintain a certain level of capital in accordance with existing requirements of the OTS. Failure to meet the capital requirements exposes an institution to regulatory sanctions that could have a direct material effect on its financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, an institution must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items, as well as, qualitative judgments by the OTS.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

      As of December 31, 2000, the most recent notification from OTS categorized First Federal as well capitalized under the regulatory framework for prompt corrective action. At December 31, 2000, management believes First Federal meets all regulatory capital requirements to which it is subject. The following table sets forth First Federal's actual capital amounts and ratios and the minimum and well-capitalized capital requirements as of December 31, 2000 and 1999 (dollars in thousands).

                                                                              Minimum to be considered
                                                                              ------------------------
                                             Actual              adequately capitalized         well capitalized
                                             ------              ----------------------         ----------------
                                       Amount       Ratio         Amount        Ratio          Amount       Ratio
      December 31, 2000:
      Stockholders' equity            $ 88,030        7.8%             -            -               -           -
      Unrealized gain, net of tax,
      on available-for-sale
      portfolio                         (3,344)
                                      --------
      Tangible capital                $ 84,686        7.6       $ 22,378          2.0%              -           -
                                      ========                  ========
      Core capital                    $ 84,686        7.6       $ 44,757          4.0        $ 55,946         5.0%
                                      ========                  ========                     ========
      Tier one capital to risk-
      weighted assets                 $ 84,686       21.4       $ 15,848          4.0        $ 23,773         6.0
                                                                ========                     ========
      Unrealized gains on
      available-for-sale equities            2
      General valuation
      allowances                         2,168
                                      --------
      Risk-based capital              $ 86,856       21.9       $ 31,697          8.0        $ 39,621        10.0
                                      ========                  ========                     ========

      December 31, 1999
      Tangible capital                  78,725        7.7       $ 20,376          2.0%              -           -
      Core capital                      78,725        7.7         40,752          4.0        $ 50,940         5.0%
      Tier one capital to risk-
      weighted assets                   78,725       23.0         13,697          4.0          20,546         6.0
      Risk-based capital                80,797       23.6         27,394          8.0          34,243        10.0

(12)  Employee Benefit and Stock Option Plans

      Pension Plans and Other Retirement Benefits
      First Federal has a non-contributory defined benefit pension plan for all employees over age 20-1/2 and who have at least one year of service. The benefits are based on years of service and the highest average earnings received in any five consecutive full years during the last 10 years before normal retirement. First Federal also has a nonqualified pension benefit restoration program for three senior officers affected by ERISA regulations capping the earnings level on which qualified plan benefits are based. First Federal's outside directors are provided with a nonqualified retirement plan for those directors who have seven or more years of service and meet certain age requirements. In addition to pension benefits, First Federal provides certain health care and life insurance benefits (other retirement benefits) for retried employees. Employees hired before January 1, 1993 will become eligible for a certain level of such other retirement benefits if they fulfill eligibility requirements of age and service. Employees hired after January 1, 1993 are not eligible for such other retirement benefits.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         The projected benefit obligations, plan' assets, funded status and weighted average assumptions for First Federal's pension plans and other retirement benefits are as follows (dollars in thousands):

                                                                Pension Benefits            Other Benefits
                                                                ----------------            --------------
                                                                2000         1999         2000            1999
                                                                ----         ----         ----            ----
         Change in projected benefit obligation:
         Benefit obligation at January 1                    $ 14,246       14,846        1,327           1,465
         Service cost                                            603          652           29              33
         Interest cost                                         1,145        1,035          102              86
         Actuarial (gain)loss                                   (149)      (1,653)          (9)           (197)
         Benefits paid                                          (688)        (634)         (74)            (60)
         Plan amendments                                          89            -            -               -
                                                            --------     --------      -------         -------
         Benefit obligation at December 31                    16,146       14,246        1,375           1,327
                                                            --------     --------      -------         -------
         Change in plan assets
         Fmr value of plan assets at January 1                13,644       12,532            -               -
         Actual return on assets                                 409        1,134            -               -
         Employer contributions                                  598          612           74              60
         Benefits paid                                          (688)        (634)         (74)            (60)
                                                            --------     --------      -------         -------
         Fair value of plan assets at December 31             13,963       13,644            -               -
                                                            --------     --------      -------         -------

         Funded status                                        (2,183)        (602)      (1,375)         (1,327)
         Unrecognized net transition asset                       (36)         (73)           -               -
         Unrecognized net actuarial (gain) loss                  344         (356)        (448)           (459)
         Unrecognized prior service cost                         775          377            -               -
                                                            --------     --------      -------         -------
         Accrued benefit cost                               $ (1,100)        (654)      (1,823)         (1,786)
                                                            ========     ========      =======         =======

         Weighted average assumptions
         Discount rate                                          7.75%        7.75%        7.75%           7.75%
         Expected return on plan assets                         9.00         9.00            -               -
         Rate of compensation increase                          5.00         5.00            -               -

         For 2000 and 1999 measurement purposes, an 8.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. Such rate was assumed to decrease gradually to 5% by 2006 and remain at that level thereafter.

         At December 31, 2000, First Federal's qualified pension plan has an accumulated benefit obligation of $11.6 million and plan assets of $13.6 million. The non-qualified pension plans have an accumulated benefit obligation of $1.2 million with no plan assets.

         The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percent would increase the accumulated postretirement benefit obligation as of December 31, 2000 by 7.0% to $1,472,000. The aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended would increase by 6.5% to $140,000. Conversely, a 1 percent decrease in the assumed health care cost trend rate would decrease the accumulated postretirement benefit obligation as of December 31, 2000 by 6.6% to $1,284,000. The aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended would decrease by 6.6% to $122,000.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                    Notes to Consolidated Financial Statement

         Net periodic benefit costs include the following components (in thousands):

                                                   Pension Benefits                 Other Benefits
                                                   ----------------                 --------------
                                                2000       1999      1998      2000      1999      1998
                                                ----       ----      ----      ----      ----      ----
            Service cost                      $   603        652       454       29        33        32
            Interest cost                       1,145      1,035       976      102        86        97
            Expected return on plan assets     (1,222)    (1,105)   (1,029)       -         -         -
            Amortization and deferral             519         24      (112)     (20)      (22)      (20)
                                              -------     ------    ------     ----      ----      ----
            Net periodic benefit cost         $ 1,045        606       289      111        97       109
                                              =======     ======    ======     ====      ====      ====

         Effective January 1, 1990, First Federal established an employee savings plan pursuant to section 401(k) of the Internal Revenue Code. Beginning January 1, 1997, First Federal began partially matching employee contributions to the 401(k) plan. Included in expense for the years ending December 31, 2000, 1999 and 1998 were $108,000, $101,000 and $98,000, respectively, of matching employee contribution costs.

         Employee Stock Ownership Plan

         First Federal has a non-contributory Employee Stock Ownership Plan (the "ESOP") which invests in First Federal common stock for all employees over age 21 and having at least one year of service. For regulatory purposes, the ESOP is not deemed to be an affiliate of First Federal. The ESOP constitutes a qualified stock bonus plan for income tax purposes. The ESOP is authorized to borrow money to finance the acquisition of First Federal common stock and to pledge the stock acquired to secure payment of the loan. The ESOP did not borrow funds at any time during the three-year period ended December 31, 2000. First Federal makes annual contributions to the ESOP at the discretion of the Board of Directors. These contributions are used to purchase common shares by the ESOP on the open market. At December 31, 2000, ESOP shares owned by eligible participants totaled 118,239, or 4.2% of outstanding shares.

         During 1996, First Federal instituted a nonqualified ESOP restoration program for three senior officers affected by the new ERISA regulations capping the earnings level on which qualified plan benefits could be based.

         Included in compensation, taxes and benefits expense for the years ended December 31 were the following (in thousands):

                                                2000         1999         1998
                                                ----         ----         ----

         ESOP contributions expense             $150          143          188
         ESOP restoration expense                  9            9            -

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    Stock Option Plan

    At December 31, 2000, 1999, and 1998, 28,805, 85,602 and 132,418 shares, respectively, were reserved for future grants in connection with incentive and non-incentive option plans for the benefit of directors, officers and other full time employees.

    All options are granted at prices no less than the fair market value of the common stock on the date of grant and have a maximum term of not more than ten years. Incentive options are usually granted to officers and other full time employees and usually contain a vesting schedule whereby one-third become exercisable each year following the date of grant. Options granted to officers and other full time employees may be accompanied by stock appreciation rights or limited rights which permit an option holder to surrender an option and receive cash or, in limited instances, common stock, equal to the excess of fair value of the common stock over the option exercise price. No such rights have been granted as of December 31, 2000. Non-incentive options are usually granted to outside directors and are not subject to a vesting schedule. Changes in options outstanding were as follows:

                                                   2000                     1999                     1998
                                         ---------------------------------------------------------------------------
                                                       Weighted                 Weighted                 Weighted
                                                       Average                   Average                  Average
                                                       Exercise                 Exercise                 Exercise
                                           Shares       Price       Shares        Price      Shares        Price
                                           ------       -----       ------        -----      ------        -----
     Outstanding at January 1/st/          276,511     $ 24.62      271,162     $ 22.18      270,730      $ 20.28
     Granted                                65,197       31.79       51,950       29.50       48,600        27.37
     Exercised                             (17,777)      16.39      (41,467)      13.74      (45,518)       15.73
     Expired or canceled                    (9,000)      28.24       (5,134)      32.99       (2,650)       33.59
                                           -------                  -------                  -------
     Outstanding at December 31/st/        314,931       26.47      276,511       24.62      271,162        22.18
                                           =======                  =======                  =======
     Options exercisable at year end       240,118       25.11      216,061       23.06      197,495        19.36

    Options outstanding at December 31, 2000 consist of incentive type options on 217,564 shares granted to officers and full-time employees and 97,367 non-incentive type options granted to officers and outside directors.

    The following table summarizes information about stock options outstanding at December 31, 2000:

                                               Options Outstanding                     Options Exercisable
                                    -----------------------------------------   --------------------------------
                                                      Weighted     Weighted                          Weighted
                                                      Average      Average                           Average
             Range of                    Number      Remaining     Exercise           Number         Exercise
         Exercise Prices              Outstanding       Life        Price          Exercisable        Price
         ---------------              -----------       ----        -----          -----------        -----
                                                      (years)
     $  6.75 - $ 16.50                    52,984          3.2       $14.65             52,984          $14.65
     $ 19.00 - $ 23.25                    59,900          5.4        21.23             59,900           21.23
     $26.813 - $29.875                   102,950          7.8        28.47             73,267           28.34
     $ 31.00 - $ 34.70                    64,697          9.7        32.17             19,734           32.30
     $ 37.00 - $ 39.94                    34,400          6.9        37.04             34,233           37.03
                                         -------                                      -------
     $  6.75 - $ 39.94                   314,931          6.9        26.47            240,118           25.11
                                         =======                                      =======

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

      SFAS No. 123 "Accounting for Stock-Based Compensation" establishes proper accounting treatment for all stock based compensation, including stock option plans. Consistent with SFAS No. 123, First Federal has elected to use Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees", to account for its stock option plans. Under APB No. 25, no compensation cost is recorded if, at the grant date, the exercise price of the options is equal to the fair value of the company's common stock. The alternate method under SFAS No. 123 uses a fair value based approach under which compensation cost is measured at the option grant date based upon the value of the award and is recognized over the service period. The fair value of options granted is estimated as follows using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                 2000         1999         1998
                                                                 ----         ----         ----
        Weighted average fair value of options granted         $ 9.20       $ 9.39       $ 9.37

        Dividend yield                                            2.6%         2.6%         2.0%
        Expected volatility                                        25%          27%          31%
        Risk free interest rate                                  5.51%        6.43%        4.73%
        Expected lives of options granted                         7.3 years    7.4 years    7.5 years

      Had First Federal recorded compensation cost under the alternate method as stated in SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts).

                                              2000                 1999                1998
                                              ----                 ----                ----
                                         As        Pro        As        Pro       As        Pro
                                      reported    forma    reported    forma   reported    forma
                                      --------    -----    --------    -----   --------    -----
       Net income                      $ 7,463    7,192      7,145     6,741     5,159     4,910
       Basic earnings per share           2.65     2.55       2.57      2.43      1.89      1.80
       Diluted earnings per share         2.61     2.51       2.54      2.39      1.83      1.74

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(13)  Net Income Per Share

      Earnings per share have been computed on the basis of the following (net income in thousands):

                                                  2000                      1999                      1998
                                                  ----                      ----                      ----
                                           Income/                    Income/                   Income/
                                            Shares         EPS         Shares        EPS         Shares        EPS
      Net Income available to
      common stockholders                 $    7,463                 $    7,145                $    5,159
                                          ==========                 ==========                ==========

      Basic EPS:
      Average common shares
      outstanding                          2,818,751        $ 2.65    2,775,663       $ 2.57    2,733,443      $ 1.89
                                                            ======                    ======                   ======

      Effect of dilutive securities:
      Stock option plans                      43,528                     40,157                    83,592
                                          ----------                 ----------                ----------

      Diluted EPS:
      Average common shares and
      assumed conversions                  2,862,279        $ 2.61    2,815,820       $ 2.54    2,817,035      $ 1.83
                                          ==========        ======   ==========       ======   ==========      ======

 (14) Other Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements with the same prominence as other financial statements. Comprehensive income is defined as changes in the equity of an entity from transactions or events other than those resulting from investments by or distributions to owners.

      The following table summarizes reclassification adjustments for unrealized gains or losses on available for sale securities, which is included in other comprehensive income, and the related tax effects for the years ended December 31 (in thousands):

                                                                      Before Tax    Income Tax    Net of Tax
                                                                      ----------    ----------    ----------
      2000:
      Unrealized holding gains arising during the period              $   25,419         8,574        16,845
      Reclassification adjustment for losses realized
          during the period                                                  101            34            67
                                                                      ----------    ----------    ----------
               Other comprehensive gain                                   25,520         8,608        16,912
                                                                      ==========    ==========    ==========

      1999:
      Unrealized holding losses arising during the period                (19,837)        6,694       (13,143)
      Reclassification adjustment for gains realized
          during the period                                                 (873)          294          (579)
                                                                      ----------    ----------    ----------
               Other comprehensive loss                                   20,710         6,988       (13,722)
                                                                      ==========    ==========    ==========

      1998:
      Unrealized holding gains arising during the period                   1,925           787         1,138
      Reclassification adjustment for losses realized
          during the period                                                  743           303           440
                                                                      ----------    ----------    ----------
               Other comprehensive gain                               $    2,668         1,090         1,578
                                                                      ==========    ==========    ==========

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

 (15) Disclosures About Fair Value of Financial Instruments

      SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of the estimated fair value of financial instruments. The disclosed fair values represent prices for individual units of financial instruments rather than the prices which may result from the sale of the entire holdings. Potential taxes and other selling expenses were also not considered. In instances where a discounted cash flow methodology was used, the fair value assumptions were based upon subjective estimates of market conditions and perceived risks of the financial instrument as of December 31, 2000 and 1999.

                                                                        2000                         1999
                                                              --------------------------   -----------------------
                                                                Carrying      Fair           Carrying      Fair
      Financial Assets: (in thousands)                           amount       value           amount       value
                                                                 ------       -----           ------       -----
      Fair value equals carrying amount                          $  86,501     86,501           96,401      96,401
                                                                 =========    =======          =======     =======

      Fair value equals quoted market price                      $ 764,813    764,813          661,011     661,011
                                                                 =========    =======          =======     =======

      Fair value of loans equals carrying amount                 $  11,657     11,657           12,446      12,446
      Fair value of loans using discounted
          cash flow                                                253,732    258,781          222,125     217,994
                                                                 ---------    -------          -------     -------

                Total loans                                        265,389    270,438          234,571     230,440
      Less allowance for loan losses                                (2,186)    (2,186)          (2,087)     (2,087)
                                                                 ---------    -------          -------     -------

                Net loans                                        $ 263,203    268,252          232,484     228,353
                                                                 =========    =======          =======     =======

      Fair Value Equals Carrying Amount. These assets include cash and amounts due from depository institutions, other short-term investments, Federal Home Loan Bank stock, cash surrender value of life insurance and accrued interest receivable on interest earning assets. The carrying amounts of these assets are reasonable estimates of fair value.

      Fair Value Based on Quoted Market Price. These instruments include investment securities and mortgage-backed securities. The fair value is based on bid prices published in financial newspapers or bid quotations received from securities dealers.

      Fair Value of Loans Equals Carrying Amount. The carrying amount is a reasonable estimate of fair value on these loans which are either payable on demand with no set maturity or reprice to market rates with no rate caps.

      Fair Value of Loans Using Discounted Cash Flow. Fair values are estimated for portfolios with similar financial characteristics. Mortgage loans, including nonperforming loans, were segregated by homogeneous categories such as residential mortgages, commercial mortgages, and second mortgage equity loans. Fair value was estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources, adjusted to reflect differences in servicing and credit costs. Nonperforming loans were included in the categories for computation of fair value using discounted cash flow since such group is insignificant to the total loan portfolio. The fair value of personal, automobile and other installment loans was estimated by discounting estimated cash flows to maturity date using estimated market discount rates that reflect the credit and interest rate risks

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

      inherent in the loan category. Credit risk in the portfolio is also adjusted through the application of 100% of the allowance for loan losses as a deduction in arriving at fair value for loans.

                                                                        2000                         1999
                                                              --------------------------   -----------------------
                                                                Carrying      Fair           Carrying      Fair
      Financial Liabilities: (in thousands)                      amount       value           amount       value
                                                                 ------       -----           ------       -----
      Fair value of deposits equals carrying
         amount                                                 $ 262,314     262,314          245,293     245,293
      Fair value of deposits using discounted
         cash flow                                                359,307     359,467          363,642     360,424
                                                                ---------     -------          -------     -------

               Total deposits                                   $ 621,621     621,781          608,935     605,717
                                                                =========     =======          =======     =======
      Fair value of borrowed funds using
         discounted cash flow                                   $ 405,683     405,612          325,805     319,302
                                                                =========     =======          =======     =======
      Fair value of accrued interest payable
         equals carrying amount                                 $   2,262       2,262            1,738       1,738
                                                                =========     =======          =======     =======

      Fair Value Equals Carrying Amount. The fair value of deposits with no stated maturity, such as non- interest-bearing and interest-bearing checking deposits, passbook, and money market accounts, is required by SFAS No. 107 to be the carrying amount. The fair value of accrued interest payable on deposits and borrowed funds, which is short-term in nature, is equal to the carrying amount.

      Fair Value Using Discounted Cash Flow. This category includes certificates of deposit borrowed funds. The fair value is based on the discounted value of these liabilities using actual contractual rates and scheduled maturities. The discount rate is estimated using an independent market funding source.

      Off-Balance-Sheet Financial Instruments:

      Commitments to Extend Credit. The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. At December 31, 2000, the fair value of commitments to extend credit equals the carrying amount, which is zero.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(16)  Financial Instruments with Off-Balance-Sheet Risk

      First Federal is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Such instruments include commitments to originate loans, unused lines of credit, unadvanced portions of construction loans and standby letters of credit. These instruments involve elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The contract amounts of these instruments reflect the extent of involvement First Federal has in the particular classes of financial instruments.

      First Federal's exposure to credit loss in the event of nonperformance by the customer with respect to loan commitments, unused lines of credit, unadvanced portions of construction loans and standby letters of credit is represented by the contractual amount of those instruments. First Federal uses the same credit policies in making such commitments as they do for on-balance-sheet instruments. Most of First Federal's lending activity is with customers located in the Greater Hartford, Connecticut, area. Significant amounts of the lending business are residential real estate loans and consumer loans to individuals with no industry or borrower concentrations. Investment securities activities are conducted through nationally recognized security dealers.

      Financial instruments with off-balance-sheet risk follow (in thousands):

                                                                                            2000          1999
                                                                                            ----          ----
      Financial instruments whose contract amounts represent credit risk:
            Loan commitments and unadvanced portions of construction loans:
               At fixed rates of interest                                                $ 7,409         3,617
               At variable rates of interest                                               8,054         1,160
            Unused portions of equity lines of credit at variable rates                    9,737         9,049
            Unused lines of credit on credit cards at fixed rates                          6,184         6,567
            Stand-by letters of credit                                                        35            15
            Commitments to purchase investment securities                                      -           805

      Loan commitments, unadvanced portions of construction loans and unused lines of credit are based on agreements to extend credit to a customer as long as there is no violation of any condition established in the contract. Loan commitments and the unadvanced portions of construction loans have fixed expiration dates and unused lines of credit have termination clauses under which the credit lines may be reduced or canceled. Financial instruments with fixed interest rates generally expire within 60 days or, in the case of credit cards, have provisions whereby the interest rate may be changed upon notification to the customer. First Federal evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the borrower. Collateral held is primarily residential property.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                     Consolidated Balance Sheets - Unaudited
                             (dollars in thousands)

                                                                            June 30,                   December 31,
                                                                              2001                         2000
                                                                              ----                       ---------
                          ASSETS
Cash and due from depository institutions                                 $    17,398                       12,296
Other short term investments                                                  123,232                       25,804
                                                                          -----------                    ---------
                 Cash and cash equivalents                                    140,630                       38,100

Securities, at market value (note 4)                                          138,098                      218,007
Mortgage-backed securities, at market value (note 5)                          490,638                      546,806
Loans receivable, net (notes 6, 7 and 8)                                      279,166                      263,203
Accrued interest receivable                                                     6,256                        7,780
Real estate owned                                                                   9                           12
Federal Home Loan Bank stock, at cost                                          19,283                       21,034
Cash surrender value of life insurance                                         20,166                       19,587
Premises and equipment, net                                                     4,608                        4,729
Deferred income taxes                                                               -                          473
Prepaid expenses and other assets                                               1,680                        1,819
                                                                          -----------                    ---------
                 Total assets                                             $ 1,100,534                    1,121,550
                                                                          ===========                    =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                  $   638,369                      621,621
Borrowed funds (note 9)                                                       355,617                      405,683
Advance payments by borrowers                                                   3,133                          114
Accrued expenses and other liabilities                                          6,605                        6,102
Deferred income taxes                                                           2,047                            -
                                                                          -----------                    ---------
                 Total liabilities                                          1,005,771                    1,033,520
                                                                          ===========                    =========
Serial preferred stock, $.01 par value; 5,000,000 shares authorized;
     none issued and outstanding                                                    -                            -
Common stock, $.01 par value; 15,000,000 shares authorized;
     2,845,332 issued and outstanding (2,830,084 in 2000)                          28                           28
Additional paid-in capital                                                     29,577                       29,105
Retained earnings (substantially restricted)                                   58,508                       55,553
Accumulated other comprehensive income, net                                     6,650                        3,344
                                                                          -----------                    ---------
                 Total stockholders' equity (note 10)                          94,763                       88,030
                                                                          -----------                    ---------
                 Total liabilities and stockholders' equity               $ 1,100,534                    1,121,550
                                                                          ===========                    =========


          See accompanying notes to consolidated financial statements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
                Consolidated Statements of Operations - Unaudited
                      (in thousands, except per share data)

                                                                   Three months ended         Six months ended
                                                                        June 30,                  June 30,
                                                                   2001         2000         2001         2000
                                                               --------------------------------------------------
Interest Income:
    Loans                                                          $ 5,382        4,719       10,682        9,292
    Mortgage-backed securities                                       7,993        9,155       16,829       18,060
    Securities                                                       2,998        4,070        6,322        6,732
    Tax-exempt securities                                              278          338          586          613
    Other                                                              730          240        1,303          620
                                                               --------------------------------------------------
                 Total interest income                              17,381       18,522       35,722       35,317
                                                               --------------------------------------------------
Interest Expense:
    Deposits                                                         6,371        6,198       12,900       12,198
    Borrowed funds                                                   5,815        5,945       12,069       11,208
                                                               --------------------------------------------------
                 Total interest expense                             12,186       12,143       24,969       23,406
                                                               --------------------------------------------------
Net interest income                                                  5,195        6,379       10,753       11,911
    Provision for loan losses                                            -          165            -          165
                                                               --------------------------------------------------
Net interest income after provision for loan losses                  5,195        6,214       10,753       11,746
                                                               --------------------------------------------------
Other income (expense):
    Other fees and service charges                                     621          512        1,209          969
    Gain on sale of securities, net                                    236            -        2,458           91
    Real estate owned operations, net                                    -          (18)          (4)         (18)
    Cash surrender value appreciation                                  299          266          579          531
    Merger related expenses                                            (64)           -         (720)           -
    Other income                                                       112           59          207          112
                                                               --------------------------------------------------
                 Total other income (expense)                        1,204          819        3,729        1,685
                                                               --------------------------------------------------
General and administrative expenses:
    Compensation, taxes and benefits                                 2,473        2,224        4,992        4,317
    Office occupancy expense                                           636          561        1,303        1,152
    Federal deposit insurance premiums                                  29           32           59           63
    Advertising                                                        123          230          480          591
    Other                                                              808        1,146        1,615        1,987
                                                               --------------------------------------------------
                 Total general and administrative expenses           4,069        4,193        8,449        8,110
                                                               --------------------------------------------------

Income before income taxes                                           2,330        2,840        6,033        5,321
    Income taxes                                                       624          729        1,831        1,353
                                                               --------------------------------------------------
Net Income                                                         $ 1,706        2,111        4,202        3,968
                                                               ==================================================

Net Income per Share (note 11)
    Basic                                                          $  0.60         0.75         1.48         1.41
    Diluted                                                           0.58         0.74         1.44         1.39
                                                               ==================================================

Cash Dividends per Share                                           $  0.22         0.20         0.44         0.40
                                                               ==================================================


          See accompanying notes to consolidated financial statements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
     Consolidated Statements of Changes in Stockholders' Equity - Unaudited
                    Six Months ended June 30, 2001 and 2000
                                 (in thousands)


                                                                                            Accumulated
                                                                   Additional                 other
                                                           Common    paid-in   Retained    comprehensive
                                                            Stock    capital   earnings    income (loss)     Total
                                                            -----    -------   --------    -------------     -----
Balance at December 31, 1999                               $   28      28,557    50,343      (13,568)        65,360

Comprehensive income
   Net income for 6 months ended June 30,  2000 -               -           -     3,968            -          3,968
   Net unrealized gains on available-for-sale
    securities net of reclassification adjustment               -           -         -          323            323
                                                                                                                ---
Total comprehensive income                                                                                    4,291

Cash dividend - common, $ 0.40 per share                        -           -    (1,124)           -         (1,124)
Stock issued upon exercise of stock options                     -         195         -            -            195
Stock issued through dividend reinvestment plan                 -         100         -            -            100
                                                           --------------------------------------------------------
Balance at June 30, 2000                                   $   28      28,852    53,187      (13,245)        68,822
                                                           ========================================================

Balance at December 31, 2000                               $   28      29,105    55,553        3,344         88,030

Comprehensive income
   Net income for 6 months ended June 30, 2001                  -           -     4,202            -          4,202
   Net unrealized gains on available-for-sale
    securities, net of reclassification adjustment              -           -         -        3,306          3,306
                                                                                                              -----
Total comprehensive income                                                                                    7,508

Cash dividend - common, $ 0.44 per share                        -           -    (1,247)           -         (1,247)
Stock issued upon exercise of stock options                     -         373         -            -            373
Stock issued through dividend reinvestment plan                 -          99         -            -             99
                                                           --------------------------------------------------------
Balance at June 30, 2001                                   $   28      29,577    58,508        6,650         94,763
                                                           ========================================================

          See accompanying notes to consolidated financial statements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
                Consolidated Statements of Cash Flows - Unaudited
                                 (in thousands)

                                                                                   Six months ended
                                                                                       June 30,
                                                                                  2001            2000
                                                                             ---------------------------
Operating activities:
   Net income                                                                $    4,202          3,968
   Adjustments to reconcile to net cash:
     Depreciation and amortization                                                  268            230
     Provision for loan losses                                                        -            165
     Cash surrender value appreciation                                             (579)          (531)
     Gain on sale of securities                                                  (2,458)           (91)
     Loss on real estate owned                                                        4             18
     Decrease (increase) in accrued interest receivable                           1,524         (1,980)
     Decrease (increase) in prepaid expenses and other assets                       139           (114)
     Increase in accrued expenses and other liabilities                             503             43
     Accretion of premiums, net                                                  (1,355)          (757)
                                                                             ---------------------------
           Net cash provided by operating activities                              2,248            951
                                                                             ---------------------------

Investing activities:
   Securities:
     Proceeds from sale of available-for-sale                                    96,819          9,883
     Maturities of available-for-sale                                           106,126            174
     Purchases of available-for-sale                                           (117,653)       (70,476)
   Mortgage-backed securities:
     Proceeds from sale of available-for-sale                                   148,977          9,930
     Principal repayments of available-for-sale                                  36,938         22,486
     Purchases of available-for-sale                                           (125,513)       (74,349)
   Loans:
     Principal repayments                                                        30,884         21,637
     Originations                                                               (46,844)       (34,770)
   Redemption (purchase) of FHLB stock                                            1,751         (1,705)
   Purchases of premises and equipment                                             (147)          (171)
   Proceeds from real estate owned sales                                             18            119
                                                                             ---------------------------
           Net cash provided (used) by investing activities                     131,356       (117,242)
                                                                             ---------------------------

Financing activities:
   Net increase in deposits                                                      16,748         13,159
   Net (decrease) increase in borrowed funds                                    (50,066)        74,940
   Dividends paid to stockholders                                                (1,247)        (1,124)
   Proceeds of stock options exercised and dividend reinvestment plan               472            295
   Increase in advance payments by borrowers                                      3,019          3,322
                                                                             ---------------------------
           Net cash (used) provided by financing activities                     (31,074)        90,592
                                                                             ---------------------------

Increase (decrease) in cash and cash equivalents                                102,530        (25,699)
Cash and cash equivalents, beginning of period                                   38,100         53,543
                                                                             ---------------------------
Cash and cash equivalents, end of period                                     $  140,630         27,844
                                                                             ===========================

          See accompanying notes to consolidated financial statements.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

(1)   Basis of Presentation and Consolidation

      The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and include the accounts of First Federal Savings and Loan Association of East Hartford and its wholly owned subsidiaries, First Eastern Corporation and FFS Capital Corporation ("First Federal"). These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in First Federal's 2000 Annual Report on Form 10-K. All significant intercompany balances and transactions have been eliminated for the purposes of the consolidated financial statements.

      In preparing the statements and accompanying notes and management's discussion and analysis, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and revenues and expenses for the periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses and the valuations of securities, mortgage-backed securities, and real estate owned. The market value of securities and mortgage-backed securities is based upon bid prices published in financial newspapers or bid quotations received from security dealers, and is susceptible to changes in interest rates and prepayment expectations. In the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the interim periods presented have been made. Such adjustments were of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year.

      On February 7, 2001, First Federal and Connecticut Bancshares, Inc., the holding company for Savings Bank of Manchester ("SBM"), entered into an Agreement and Plan of Reorganization (the "Agreement") which provides for, among other things, the acquisition of First Federal by Connecticut Bancshares. Under the terms of the Agreement, First Federal shareholders will receive $37.50 per share in cash. First Federal is expected to merge with and into SBM upon completion of the transaction. The stockholders of First Federal approved the Agreement at the Annual Meeting of Stockholders held on May 15, 2001. On July 17, 2001, Connecticut Bancshares announced that it has received all regulatory approvals and anticipates a closing date of August 31, 2001.

      In addition to historical information, these unaudited consolidated financial statements may include certain forward-looking statements based on current management expectations, projections and estimates. An example of a forward-looking statement is the discussion on the allowance for loan losses. First Federal's actual results could differ materially from those management expectations, projections and estimates. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of First Federal's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting First Federal's operations, markets, products, services and prices. Further description of the risks and uncertainties to the business are included in detail in Item 1, Business, of First Federal's 2000 Annual Report on Form 10-K.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

(2)   Accounting Standards

      In June 1998, FASB issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives in its statement of financial position and measure those instruments at fair value. The accounting for changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing effectiveness of the hedge and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, which amends certain accounting and reporting standards of SFAS No. 133. This Statement is to be adopted concurrently with SFAS No. 133. Management adopted these standards on January 1, 2001 and the adoption of these standards did not have any impact on First Federal's results of operations or its financial position, as it does not have any derivative instruments or hedging activities outstanding which fall under the scope of SFAS No. 133.

      In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. Among other things, SFAS No. 141 requires the use of the purchase method to account for all business combinations; use of the pooling-of-interests method is not permitted for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to expense, but instead be reviewed annually for impairment, with impairment losses charged to expense when they occur. Amortization of goodwill (including goodwill recorded in prior acquisitions) ceases upon the adoption of SFAS No. 142, which for calendar year-end entities such as First Federal, will be on January 1, 2002. SFAS No. 142 also requires that acquisition-related intangible assets other than goodwill continue to be amortized to expense over their estimated useful lives. First Federal has no goodwill or other acquisition-related intangible assets at June 30, 2001 and, accordingly, the adoption of SFAS No. 142 is not expected to affect First Federal's consolidated financial statements.

(3)   Cash Flow Presentation

      For purposes of the statements of cash flows, cash and cash equivalents include cash and amounts due from depository institutions, investments in federal funds, and other short term investments. Interest disbursed on deposits consists of interest posted to demand deposit and certificates of deposit accounts and monthly interest checks disbursed on certificates of deposit and approximated $12.9 million and $12.2 million for the six months ended June 30, 2001 and 2000, respectively. Interest disbursed on borrowed funds approximated $12.4 million and $10.9 million for the six months ended June 30, 2001 and 2000, respectively. Cash payments for income taxes approximated $1.1 million and $1.4 million for the six months ended June 30, 2001 and 2000, respectively.

      The following is a supplemental schedule of noncash investing and financing activities for the six months ended June 30 (in thousands):

                                                                                          2001            2000
                                                                                   -----------------------------
      Real estate acquired through foreclosure                                        $     18          $   135
                                                                                   =============================
      Pending security settlements                                                           -          $ 3,173
                                                                                   =============================

      Increase in market value of available-for-sale securities                       $  5,826          $   652
      Tax effect of change in market value included in net deferred income taxes        (2,520)            (329)
                                                                                   -----------------------------
      Increase in stockholders' equity (net of tax effect)                            $  3,306          $   323
                                                                                   =============================


                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

(4)  Securities

     A summary of available-for-sale investment securities follows (in thousands):

                                                        Amortized        Gross unrealized       Market
                                                          Cost          Gains        Losses     value
                                                          ----          -----        ------     -----
     June 30, 2001:
        U.S. Government and agency obligations          $ 70,265        3,239         (16)      73,488
        Bank qualified municipal securities               19,582          956           -       20,538
        Corporate bonds and notes                          6,523          164         (42)       6,645
        Equity securities                                 37,349           78           -       37,427
                                                     ---------------------------------------------------
            Total investment securities                 $133,719        4,437         (58)     138,098
                                                     ===================================================

     December 31, 2000:
        U.S. Government and agency obligations          $115,075        1,951        (321)     116,705
        Bank qualified municipal securities               28,899        1,543           -       30,442
        Corporate bonds and notes                         58,072          559         (32)      58,599
        Equity securities                                 12,258           25         (22)      12,261
                                                     ---------------------------------------------------
            Total investment securities                 $214,304        4,078        (375)     218,007
                                                     ===================================================

     At June 30, 2001, U.S. Government agency obligations with amortized cost approximating $3.0 million were pledged as collateral for certain retirement deposit liability accounts with balances in excess of $100,000.

     Included in the June 30, 2001 balance of U.S. Government and agency obligations are $50.4 million of inflation indexed notes, whose return varies based upon a stated coupon rate plus changes in the consumer price index for urban areas.

(5)  Mortgage-Backed Securities

     Mortgage-backed securities ("MBSs") consist of mortgage pass-through securities ("PCs") that are issued or guaranteed by Fannie Mae ("FNMA"), Freddie Mac ("FHLMC") or Government National Mortgage Corporation ("GNMA") and collateralized mortgage obligation securities ("CMOs") that represent interests in trusts that are backed by either PCs issued by FNMA, FHLMC or GNMA or by whole loans. A summary of such available-for-sale MBSs follows (in thousands):

                                                           Amortized         Gross unrealized        Market
                                                              cost          Gains        Losses      value
                                                              ----          -----        ------      -----
     June 30, 2001:
           Fixed rate CMOs                                 $ 377,218        6,618         (979)     382,857
           Fixed rate PCs                                    106,906          904          (29)     107,781
                                                         ----------------------------------------------------
              Total MBSs                                   $ 484,124        7,522       (1,008)     490,638
                                                         ====================================================

     December 31, 2000:
           Fixed rate CMOs                                 $ 462,813        4,818       (3,486)     464,145
           Fixed rate PCs                                     82,628          335         (302)      82,661
                                                         ----------------------------------------------------
              Total MBSs                                   $ 545,441        5,153       (3,788)     546,806
                                                         ====================================================

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

(6)  Loans Receivable

     Loans receivable are stated at unpaid principal balance net of undisbursed portion of loans in process, net deferred loan origination fees and allowance for loan losses. A summary of loans by major category follows (in thousands):

                                                                                   June 30, 2001       December 31, 2000
                                                                                   -------------       -----------------
                          Residential mortgage loans                                       $ 212,368               187,437
                          Commercial mortgage loans                                           26,816                21,389
                          Construction loans                                                  18,258                17,960
                          Consumer loans                                                      29,311                30,960
                          Business loans                                                       4,267                 3,373
                                                                               --------------------------------------------
                                 Total loans, gross                                          291,020               275,331
                          Deduct
                              Undisbursed portion of loans                                    (8,694)               (9,136)
                              Net deferred loan origination fees                                (996)                 (806)
                              Allowance for loan losses                                       (2,164)               (2,186)
                                                                               --------------------------------------------
                                 Total loans, net                                          $ 279,166               263,203
                                                                               ============================================

     At June 30, 2001, $535,000 of loans are considered impaired under generally accepted accounting principles. At December 31, 2000, $542,000 of loans were similarly considered impaired. Such loans had an impairment allowance of $2,000 and $6,000 at June 30, 2001 and December 31, 2000, respectively. Average outstanding impaired loans for the six months ended June 30, 2001 and 2000 were $537,000 and $467,000, respectively. Of the loans considered impaired, $533,000 and $536,000 were restructured loans that are performing in accordance with the restructured terms as of June 30, 2001 and December 31, 2000, respectively.

(7)  Allowance For Loan Losses

     An allowance for loan losses is maintained at a level to provide for losses that are probable and estimable under guidelines established by SFAS No. 5, based on management's best judgment, appraisals of properties, where necessary, and a continuing review of the loan portfolio, loss experience, economic conditions and other pertinent factors. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary as a result of the impact of changes in these factors. The allowance is increased by provisions for loan losses charged against income. Charge-offs to the allowance are made when a loan is considered uncollectible or is transferred to real estate owned. Recoveries are credited to the allowance.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowance for loan losses. Such agencies may require First Federal to increase the allowance for loan losses based on the regulators' judgments about information available to them at the time of their examination.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                       OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

(8)  Nonperforming Assets

     The following depicts information concerning nonperforming assets (dollars in thousands):

                                                               June 30,      December 31,
                                                                 2001            2000
                                                             -------------------------------
     Nonperforming loans:
          Loans accruing interest - 90 days or more past
             due                                               $       262               60
          Loans on non-accrual status                                  552              640
                                                             -------------------------------
                  Total nonperforming loans                            814              700
     Real estate owned                                                   9               12
                                                             -------------------------------
                  Total nonperforming assets                   $       823              712
                                                             ===============================

     Total loans, gross                                        $   291,020          275,331
     Total assets                                                1,100,534        1,121,550
     Allowance for loan losses                                       2,164            2,186

     Nonperforming loans to total loans, gross                        0.28%            0.25
     Nonperforming assets to total assets                             0.07             0.06
     Allowance for loan losses to nonperforming loans               265.85           312.29
     Allowance for loan losses to total loans, gross                  0.74             0.79

(9)  Borrowed Funds

     Borrowed funds consist of the following (dollars in thousands):

                                            June 30, 2001                December 31, 2000
                                     --------------------------     --------------------------
                                                      Interest                       Interest
                                          Balance       Rate             Balance       Rate
                                          -------       ----             -------       ----
      Fixed rate FHLB advances
                  Due 2001                      -          -            $ 50,000       6.78%
                  Due 2002               $ 20,000       6.76%             20,000       6.76
                  Due 2003                 75,000       6.24              75,000       6.24
                  Due 2004                 60,000       6.61              60,000       6.61
                  Due 2005                  9,000       6.45               9,000       6.45
                  Due 2006                 20,000       6.53              20,000       6.53
                  Due 2007                 23,519       6.79              23,519       6.79
                  Due 2008                 43,056       5.39              43,056       5.39
                  Due 2009                 15,042       6.97              15,108       6.97
                  Due 2010                 55,000       6.30              55,000       6.30
                  Due 2012                 20,000       6.58              20,000       6.58
                  Due 2013                 15,000       5.39              15,000       5.39
                                     -------------                  -------------
      Total borrowed funds              $ 355,617       6.31%           $405,683       6.37%
                                     ==========================     ==========================

     Included in the June 30, 2001 advances listed above are $115 million of advances that are callable prior to maturity at the discretion of the Federal Home Loan Bank ("FHLB") of Boston. These advances are first callable in 2001 ($40 million), 2003 ($20 million), 2004 ($20 million), 2007 ($20 million) and 2008 ($15 million). Also included as of June 30, 2001 above are $5.0 million of monthly amortizing advances listed by final maturity.

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                        OF EAST HARTFORD AND SUBSIDIARIES
              Notes to Unaudited Consolidated Financial Statements

      As a member of the FHLB of Boston, First Federal has access to a pre-approved overnight line of credit for up to $5 million and the capacity to borrow an amount up to the value of its qualified collateral, as defined by the FHLB. First Federal is required to maintain qualified collateral free and clear of liens, pledges and encumbrances as collateral for FHLB advances. At June 30, 2001, First Federal had available qualified collateral of approximately $695 million, which could support approximately $625 million of FHLB advances, including the $356 million of outstanding FHLB advances.

 (10) Stockholders' Equity

      During the first half of 2001, options were exercised for 12,466 shares of common stock (9,000 by directors and 3,466 by officers of First Federal) at exercise prices that ranged from $6.75 to $37.00 per share. In addition, 2,782 shares were purchased at an average price of $36.67 per share through the stockholders' dividend reinvestment plan. These transactions had the effect of increasing the outstanding shares to 2,845,332 shares outstanding at June 30, 2001 from 2,830,084 at December 31, 2000, since shares reserved under First Federal's option plans and dividend reinvestment plan are part of authorized but unissued shares.

 (11) Net Income Per Share

      Earnings per share has been computed on the basis of the following (dollars in thousands, except per share data):

                                            For the three months ended June 30,         For the six months ended June 30,
                                          -------------------------------------       -------------------------------------
                                                 2001                 2000                 2001                2000
                                          ---------------------------------------------------------------------------------
                                             Income/              Income/              Income/              Income/
                                              Shares      EPS      Shares      EPS      Shares      EPS      Shares     EPS
                                              ------      ---      ------      ---      ------      ---      ------     ---
      Net income available to
      common stockholders                 $    1,706           $    2,111           $    4,202           $    3,968
                                          ==========           ==========           ==========           ==========

      Basic EPS:
      Average common shares outstanding    2,842,729    $0.60   2,816,214    $0.75   2,838,173    $1.48   2,812,609   $1.41
                                                        =====                =====                =====               =====

      Effect of dilutive securities:

      Stock option plans                      76,915               44,081               75,901               43,504
                                          ----------           ----------           ----------           ----------

      Diluted EPS:
      Average common shares and
      Assumed conversions                  2,919,644    $0.58   2,860,295    $0.74   2,914,074    $1.44   2,856,113   $1.39
                                          ==========    =====  ==========    =====  ==========    =====  ==========   =====

                   Connecticut Bancshares, Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2000
                     (In thousands, except per share amount)

                                                                        Historical
                                                        Historical     First Federal                         Pro Forma
                                                        Connecticut     Savings and                         Connecticut
                                                        Bancshares,     Loan Assoc.                         Bancshares,
                                                         Inc. and         of East        Pro Forma           Inc. and
                                                        Subsidiary        Hartford       Adjustments        Subsidiary
                                                       -------------    ------------    ------------       ------------
Interest income                                        $      95,092    $     72,815    $     (1,378)  (1) $    166,529
Interest expense                                              43,842          49,437             318   (2)       93,597
                                                       -------------    ------------    ------------       ------------
    Net interest income                                       51,250          23,378          (1,696)            72,932


Provision for loan losses                                      1,200             210               -              1,410
Noninterest income                                            10,269           3,347               -             13,616
Noninterest expense                                           49,277          16,606           4,544   (3)       70,427
                                                       -------------    ------------    ------------       ------------
    Income before provision for income taxes                  11,042           9,909          (6,240)            14,711



Provision for income taxes                                     3,659           2,446          (2,184)  (4)        3,921
                                                       -------------    ------------    ------------       ------------
    Net income                                         $       7,383    $      7,463    $     (4,056)      $     10,790
                                                       =============    ============    ============       ============

Earnings per share-diluted                                                                                 $       1.04
                                                                                                           ============

Weighted average shares outstanding-
    diluted                                                                                            (5)   10,364,640
                                                                                                           ============


     The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.

                   Connecticut Bancshares, Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 2001
                    (In thousands, except per share amount)

                                                                    Historical
                                                   Historical      First Federal                     Pro Forma
                                                   Connecticut      Savings and                     Connecticut
                                                   Bancshares,      Loan Assoc.                     Bancshares,
                                                    Inc. and          of East        Pro Forma       Inc. and
                                                   Subsidiary        Hartford       Adjustments     Subsidiary
                                                ----------------  --------------- --------------- ---------------
Interest income                                 $    79,622        $     46,574    $   (957) (1)   $   125,239
Interest expense                                     35,010              36,493        (123) (2)        71,380
                                                -----------        ------------    --------        -----------
    Net interest income                              44,612              10,081        (834)            53,859

Provision for loan losses                             1,625                   -           -              1,625
Noninterest income                                    5,007               5,447           -             10,454
Noninterest expense                                  36,238              22,803      (8,937) (3)        50,104
                                                -----------        ------------    --------        -----------
    Income (loss) before provision
       for (benefit from) income taxes               11,756              (7,275)      8,103             12,584

Provision for (benefit from) income taxes             3,983              (2,412)      2,836  (4)         4,407
                                                -----------        ------------    --------        -----------
    Net income (loss)                           $     7,773        $     (4,863)   $  5,267        $     8,177
                                                ===========        ============    ========        ===========

Earnings per share-diluted                                                                         $      0.76
                                                                                                   ===========

Weighted average shares outstanding-
    diluted                                                                                         10,705,598
                                                                                                   ===========

     The accompanying notes are an integral part of this unaudited pro forma condensed financial statement.

                   Connecticut Bancshares, Inc. and Subsidiary
  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
                                   (Unaudited)

1.  Acquisition and Basis of Presentation

On August 31, 2001, The Savings Bank of Manchester (the "Bank) a wholly-owned subsidiary of Connecticut Bancshares, Inc. ("CTBS"), (collectively, the "Company") acquired First Federal Savings and Loan Association of East Hartford ("First Federal"). The Bank acquired all of the outstanding common stock of First Federal for cash of $106.75 million, excluding transaction costs. As of September 30, 2001, $10.53 million had yet to be paid to First Federal shareholders and is included in other liabilities of the Company. The Bank expects the remaining amount to be paid during the fourth quarter of 2001. The purchase was funded primarily with proceeds from Advances from Federal Home Loan Bank prior to the acquisition. Immediately after the completion of the acquisition, First Federal was merged into the Bank.

The acquisition was accounted for as a purchase and the purchase price was allocated based on the estimated fair market values of the assets and liabilities acquired. The preliminary allocation of the purchase price is as follows (in thousands):

          Cash and cash equivalents               $     91,826
          Investment securities                        612,493
          Loans                                        282,481
          FHLB stock                                    19,283
          Cash surrender value life insurance           20,364
          Goodwill                                      19,970
          Core deposit intangible                        8,846
          Noncompete agreement intangible                3,548
          Other assets                                   8,413
          Deposits                                    (635,123)
          FHLB Advances                               (316,547)
          Other liabilities                             (8,808)
                                                 -------------
            Total purchase price                  $    106,746
                                                 =============



In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill will not be amortized but will be subject to an annual fair value based impairment test.

The pro forma information presented is theoretical in nature and not necessarily indicative of future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the Company acquired the stock of First Federal during the periods presented. The unaudited pro forma condensed consolidated financial statements reflect the effects of the First Federal acquisition, assuming that the acquisition occurred as of the beginning of the period for the statement of operations for the year ended December 31, 2000 and for the nine months ended September 30, 2001. The results of First Federal are included in the historical results of the Company subsequent to August 31, 2001.

The historical Company and First Federal financial information included in the accompanying unaudited pro forma condensed consolidated statements of operations was derived from the audited financial statements of the Company and First Federal for the year ended December 31, 2000 and from the unaudited interim financial statements of the Company for the nine months ended September 30, 2001 and of First Federal for the eight months ended August 31, 2001.

In accordance with SEC Regulation S-X, an unaudited pro forma condensed balance sheet is omitted because the First Federal acquisition is already reflected in the Company's unaudited consolidated balance sheet as of September 30, 2001, which is contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 12, 2001.

2.   Pro Forma Adjustments

Pro forma adjustments include the following (in thousands):

(1) Reduction in interest income as a result of amortization of fair value adjustment on loans. The original amount of the fair value adjustment on loans was $4,699.

(2) Change in interest expense as a result of amortization of fair value adjustment on deposits and Advances from Federal Home Loan Bank of $6,450 for the year ended December 31, 2000 and $4,635 for the nine months ended September 30, 2001 offset by additional interest expense on funds used to finance the acquisition of $6,768 for the year ended December 31, 2000 and $4,512 for the nine months ended September 30, 2001. The original amount of the fair value adjustment was $3,859 for deposits and $9,471 for Advances from Federal Home Loan Bank.

(3) Record (i) amortization of $1,106 for the year ended December 31, 2000 and $737 for the nine months ended September 30, 2001 related to a core deposit intangible (asset of $8,846 amortized over estimated life of 8 years), (ii) amortization of $3,548 for the year ended December 31, 2000 and $2,365 for the nine months ended September 30, 2001 related to noncompete agreements (intangible asset of $3,548 amortized over life of noncompete agreements of one year) and (iii) reduction in depreciation of $110 for the year ended December 31, 2000 and $73 for the nine months ended September 30, 2001 as a result of reduction in carrying value of property and equipment based on an independent appraisal of certain fixed assets and eliminates (i) acquisition expenses recorded by First Federal in the first eight months of 2001 of $11,199 and (ii) branch closing costs of $767 recorded by the Bank in the third quarter of 2001 as a result of the acquisition which amounts are included in the historical amounts for First Federal and the Company, respectively.

(4)  Record tax effect of above adjustments.

(5) CTBS, a Delaware corporation, was organized in October 1999 for the purpose of becoming the holding company for the Bank, upon the conversion of the Bank's former parent mutual holding company, Connecticut Bankshares, M.H.C. ("MHC") from a mutual to stock form of organization (the "Conversion"). The Conversion was completed on March 1, 2000. The pro forma weighted average shares outstanding-diluted are based on 10,333,440 (actual shares issued less unearned ESOP shares at conversion date) pro forma shares for the period prior to conversion (January 1, 2000 to March 1, 2000) and the actual weighted average diluted shares for the ten months ending December 31, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          CONNECTICUT BANCSHARES, INC.


Dated: November 14, 2001       By:  /s/ Richard P. Meduski
                                    ----------------------
                                    Richard P. Meduski
                                    President and Chief Executive Officer
                                    (principal executive officer)

Dated: November 14, 2001       By:  /s/ Michael J. Hartl
                                    --------------------
                                    Michael J. Hartl
                                    Senior Vice President and Chief Financial
                                    Officer (principal financial and accounting
                                    officer)